Exhibit 10.21

Supplementary Agreement to Loan Agreement

Lender (Party A): Sancaijia Technology Co., Ltd.

Social Credit No:

Address: Room 403, Sancai building, No. 6, Fengcheng Second Road, Economic Development Zone, Xi’an, Shaanxi

Borrower (Party B): Houlaicun Commercial Operation Management (Xi’an) Co., Ltd.

Social Credit No:

Address: No. 1D301-0924, XieTong building, No. 12, Gaoxin Second Road, High Tech Zone, Xi’an, Shaanxi

Guarantor (Party C): Shaanxi Xiaoying Financing Guarantee Co., Ltd.

Social Credit No:

Address: Room B16, phase 1, Business center, No. 1 Chanba Avenue, Baqiao District, Xi’an, Shaanxi Province

Party A and Party B signed the loan agreement (hereinafter referred to as the original agreement) on October 8, 2021. According to the original agreement, Party A lends Party B RMB 20000000.00 (in words: RMB 20 million), and the loan term is from October 8, 2021 to December 31, 2021.

Since mid-December, the city of Xi’an, where the production and operation of the two parties are located, has been locked down due to COVID-19. As of the date of the signing of this supplementary agreement, the Xi’an municipal government has not yet specified the date of the lifting of the lockdown. In view of these special circumstances, Party A and Party B agree to extend the loan term of the original agreement to March 31, 2022, with the loan interest rate unchanged and the guarantee method of the guarantor unchanged.

This supplementary agreement was signed on December 31, 2021. Except for the contents updated above, the other terms of the original agreement remain valid.

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Party A (lender): Sancaijia Technology Co., Ltd. (sealed)

Legal representative: Wen, Ning (signed)

Party B (borrower): Houlaicun Commercial Operation Management (Xi’an) Co., Ltd. (sealed)

Legal representative: Li,HuiQiao (signed)

Party C (guarantor): Shaanxi Xiaoying Financing Guarantee Co., Ltd. (sealed)

Legal representative: Gao,XiangDong